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                                                                  EXHIBIT 4(k)

                     CERTIFICATE OF TRUST OF CNF TRUST II
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     This Certificate of Trust of CNF Trust II (the "Trust"), dated as of May
29, 1998, is being duly executed and filed by First Chicago Delaware Inc., a Delaware corporation, not in its individual capacity but solely as trustee, and
R. Guy Kraines, not in his individual capacity, but solely as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et
                                                         -------          --
seq.).
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    1.  Name.  The name of the business trust formed hereby is CNF Trust II.
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    2.  Delaware Trustee.  The name and business address of the trustee of the
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Trust in the State of Delaware are First Chicago Delaware Inc., 300 King Street,
Wilmington, Delaware 19801.

    3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing.

    IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                             First Chicago Delaware Inc., not in its individual capacity but solely as trustee


                             By: /s/ Steven M. Wagner
                                 ----------------------------
                                 Name: Steven M. Wagner
                                 Title: Vice President

                             /s/ R. Guy Kraines
                             --------------------------------
                             R. Guy Kraines, not in his individual
                             capacity, but solely as trustee